Exhibit 99.3

TRUSTREET PROPERTIES, INC

Offer to Exchange
Up to $50,000,000 in principal amount of
7½% Senior Notes due 2015
for
$50,000,000 in principal amount of
7½% Senior Notes due 2015

To Our Clients:

Enclosed for your consideration is a Prospectus, dated        , 2005 (as the same may be amended or supplemented from time to time, the ‘‘Prospectus’’), of Trustreet Properties, Inc. (the ‘‘Issuer’’), and a form of Letter of Transmittal (the ‘‘Letter of Transmittal’’) relating to the offer (the ‘‘Exchange Offer’’) by the Issuer to exchange up to $50,000,000 in principal amount of the Issuer’s 7½% Senior Notes due 2015 (the ‘‘Exchange Notes’’) for the outstanding $50,000,000 in principal amount of the Issuer’s 7½% Senior Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the ‘‘Original Notes’’).

The material is being forwarded to you as the beneficial owner of Original Notes held by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on   , 2005 unless extended (the ‘‘Expiration Date’’). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

Your attention is directed to the following:

1.    The Exchange Offer is for any and all of the outstanding Original Notes.

2.    Consummation of the Exchange Offer is subject to the terms and conditions set forth in the Prospectus under ‘‘The Exchange Offer.’’

3.    Tendering holders may withdraw their tender at any time prior to 5:00 p.m., New York City time on             , 2005.

4.    Any transfer taxes incident to the transfer of Original Notes from the tendering holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

5.    The Issuer expressly reserves the right subject to applicable law, to (i) terminate the Exchange Offer and not accept for exchange any Original Notes if any of the events described in the Prospectus under ‘‘The Exchange Offer — Conditions to the Exchange Offer’’ shall have occurred and shall not have been waived by the Issuer, (ii) delay accepting any Original Notes, (iii) reject any tenders determined by the Issuer to be in improper form or unlawful, (iv) waive any other conditions of the Exchange Offer, and (v) amend the terms of the Exchange Offer in any manner. If any termination, delay, non-acceptance or amendment occurs, the Issuer will notify the Exchange Agent orally or in writing (any oral notice to be promptly confirmed in writing) and will either issue a timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service or give written notice to the holders of the Original Notes as promptly as practicable and, if required by applicable law will extend the Expiration Date, of the Exchange Offer.

If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Issuer.

This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1	Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.
Box 2	Please do not tender any Original Notes held by you for my account or benefit.

Date: ____________ , 2005	______________________________________
Principal Amount of Original Notes to be Tendered: $ ____________________________________	______________________________________ Signature
______________________________________
______________________________________ Please Print Name(s) Here
______________________________________
______________________________________
______________________________________ Please Type or Print Address
______________________________________ Area Code and Telephone Number
______________________________________ Taxpayer Identification or Social Security Number
______________________________________ My Account Number with You

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.